As filed with the Securities and Exchange Commission on May 26, 2011
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
______________________

VALENCE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)
______________________
Delaware	77-0214673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
12303 Technology Boulevard, Suite 950 Austin, Texas 78727
(Address of principal executive offices, including zip code)
______________________
2009 Equity Incentive Plan
(Full title of the plan)
______________________

Ross A. Goolsby
Chief Financial Officer
Valence Technology, Inc.
12303 Technology Boulevard, Suite 950
Austin, Texas 78727
(512) 527-2900
(Name, address and telephone number, including area code, of agent for service)
______________________

Copy to:
J. Robert Suffoletta, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
900 South Capital of Texas Highway
Las Cimas IV, Fifth Floor
Austin, Texas 78746
Telephone: (512) 338-5400
Facsimile:  (512) 338-5499
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share:
— To be issued under the 2009 Equity Incentive Plan	1,500,000(2)	$1.25(3)	$1,875,000.00	$217.69
TOTAL:	1,500,000		$1,875,000.00	$217.69

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2009 Equity Incentive Plan (“2009 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Reflects additional shares reserved for issuance under the 2009 Plan which became issuable under the 2009 Plan pursuant to its terms.
(3)
Estimated in accordance with Rule 457(c) and Rule 457(h) solely for purposes of calculating the registration fee based upon the price of $1.25 per share, which represents the average of the high and low price per share of the Registrant’s common stock on May 23, 2011 as reported on the NASDAQ Capital Market

VALENCE TECHNOLOGY, INC.
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers additional shares of common stock of Valence Technology, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2009 Equity Incentive Plan.  Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-168559) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 5, 2010 is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 will be sent or given to employees, officers, directors or others specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is not being filed or included in this Form S-8 (whether by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Commission, except to the extent of information which was furnished rather than filed by the Registrant, all such furnished information specifically not being incorporated by reference herein:

(1)       The Registrant’s Annual Report on Form 10-K for its fiscal year ended March 31, 2011, filed with the Commission on May 26, 2011 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)       All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)       The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 2, 1992 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Item 8.  Exhibits.

See Index to Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 26th day of May, 2011.

VALENCE TECHNOLOGY, INC.

By:	/s/ Robert L. Kanode
Robert L. Kanode
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert L. Kanode, Ross A. Goolsby and Roger A. Williams, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Kanode	Chief Executive Officer and President (Principal Executive Officer) and Director	May 26, 2011
Robert L. Kanode

/s/ Ross A. Goolsby	Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2011
Ross A. Goolsby

/s/ Carl E. Berg	Director and Chairman of the Board	May 26, 2011
Carl E. Berg

/s/ Vassilis G. Keramidas	Director	May 26, 2011
Vassilis G. Keramidas

/s/ Bert C. Roberts, Jr.	Director	May 26, 2011
Bert C. Roberts, Jr.

/s/ Donn V. Tognazzini	Director	May 26, 2011
Donn V. Tognazzini

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INDEX TO EXHIBITS

Number	Description of Exhibit	Method of Filing

4.1	Specimen common stock certificate of Registrant
Incorporated by reference to the exhibit so described in the Registrant’s Form S-1 Registration Statement (Registration No. 33-46765), as amended, filed with the Securities and Exchange Commission on March 27, 1992.

4.2	2009 Equity Incentive Plan	Incorporated by reference to the exhibit so described in the Registrant’s Current Report on Form 8-K (File No. 000-20028) filed with the Commission on May 6, 2009.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	Filed herewith.

23.1	Consent of PMB Helin Donovan, LLP	Filed herewith.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation	Contained in Exhibit 5.1 hereto.

24.1	Power of Attorney (contained on signature page hereto)	Contained on the signature page hereto.

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